UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2018

AEGLEA BIOTHERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37722	46-4312787
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 S. MoPac Expressway Barton Oaks Plaza One Suite 250 Austin, TX	78746
(Address of principal executive offices)	(Zip Code)

(512) 942-2935

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On April 11, 2018, Aeglea BioTherapeutics, Inc. (“Aeglea,” the “Company” or “we,” “our” or “us”) entered into severance agreements (“Severance Agreements”) with our Chief Financial Officer (“CFO”) and our Chief Medical Officer (“CMO”), each a named executive officer disclosed in the summary compensation table included in our definitive proxy statement for our 2018 annual meeting of stockholders. These Severance Agreements replace and supersede the executive officers’ current change in control and severance arrangements. Pursuant to the terms of the Severance Agreements, each executive officer will be entitled to certain severance benefits if the executive officer is subject to (i) a Separation within 3 months prior to or 12 months following a Change in Control as a result of the Company or its successor terminating the executive officer’s employment for any reason other than Cause or the executive officer voluntarily resigning his or her employment for Good Reason (a “CIC Qualifying Termination”); or (ii) a Separation that is not a CIC Qualifying Termination, but which results from the Company terminating the executive officer’s employment for any reason other than Cause or the executive officer voluntarily resigning his or her employment for Good Reason (as such capitalized terms are defined in the agreements) (a “Qualifying Termination”).

Pursuant to the Severance Agreements with Charles N. York II, our CFO, and Dr. James Wooldridge, M.D., our CMO, we have agreed to provide the following benefits in the event that each of Mr. York or Dr. Wooldridge are subject to a:

(i)	CIC Qualifying Termination:
•	payment of his base salary for 12 months;
•	one-hundred percent (100%) of his annual target bonus;
•	payment of the monthly benefits premium under COBRA for up to 12 months;
•

acceleration of any outstanding Equity Awards, including awards that would otherwise vest only upon satisfaction of performance criteria, which shall accelerate and become vested and exercisable as to 100% of the then unvested shares underlying the Equity Award.

(ii)	Qualifying Termination:
•	payment of his base salary for 12 months;
•	one-hundred percent (100%) of his annual target bonus;
•	payment of the monthly benefits premium under COBRA for up to 12 months;
•

acceleration of any outstanding Equity Awards, including awards that would otherwise vest only upon satisfaction of performance criteria, which shall accelerate and become vested and exercisable as if an additional twelve (12) months of vesting had occurred to the then-unvested shares subject to the Equity Award.

Following termination of employment, each of the CFO and CMO will be required to sign a release of claims against the Company and its affiliates prior to receiving severance benefits under such executive officer’s Severance Agreement.

The foregoing descriptions are qualified in their entirety by the full text of the form of Severance Agreement, which is filed as Exhibit 10.1 to this report and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Severance Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEGLEA BIOTHERAPEUTICS, INC.

Date: April 16, 2018	By:	/s/ Charles N. York II
Charles N. York II
Chief Financial Officer

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